NEWS RELEASE

PARK PLACE ENERGY CORP.

     OTCBB: PKPL

 July 30, 2014

Park Place Energy Corp. Closes $2.247MM Private Placement

Dallas, Texas, USA - Park Place Energy Corp. (“Park Place” or the “Company”) is pleased to announce that it has recently closed a private placement that raised $2.247 million. The funds will be used for general and administrative purposes as well as for the initial work to be performed under the License Agreement for the Vranino Block 1-11. The Vranino Block 1-11 License Agreement was signed April 1, 2014. The Company is presently awaiting approval by Bulgarian regulatory authorities of its planned work programs.

For further information, please see our website: www.parkplaceenergy.com or email us: contact@parkplaceenergy.com.

Disclaimer: Certain information regarding the Company contained herein may constitute forward-looking statements. These statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although Park Place believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to certain risks and uncertainties and may be based on assumptions that could cause actual results to differ materially from those anticipated or implied. These risks include operational and geological risks, the ability of the Company to raise necessary funds for exploration; the fact that the Company does not operate all its properties; changes in law or governmental regulations, including tax and environmental requirements; the outcome of commercial negotiations; changes in technical or operating conditions; and other factors discussed in Item 1A of our Form 10-K. The Company is under no obligation to update or alter any forward-looking statements. Park Place’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.